Airspan

PRESS RELEASE

# Airspan Acquires Radionet

**Airspan extends WiMAX/Wi-Fi momentum to worldwide metrozone offering**

**BOCA RATON, Fla. – November 9, 2005** — Airspan Networks, Inc. (Nasdaq: AIRN) today announced the acquisition of Radionet Oy, Ltd. of Finland in exchange for up to $1.88 million of cash. Airspan today paid approximately $1.75 million, in return for which 99.72% of the outstanding common stock and options of Radionet were tendered. Airspan will pay an additional $0.13 million if the outstanding balance of shares and options are tendered for sale by November 24, 2005.

Airspan Networks is a leading provider of broadband wireless access solutions for both licensed and unlicensed operators worldwide. A founding member of the WiMAX Forum, Airspan has a broad portfolio of wireless access products, including its recently-announced AS.MAX product family that is compliant with the IEEE 802.16-2004 standard (WiMAX) and upgradeable to the 802.16e version of the standard. The wireless product portfolio can also be combined with Airspan's i-Tone softswitching platform, to deliver fully-integrated Voice over Internet Protocol (VoIP) services. Airspan has deployed network equipment with a capacity exceeding 1 million lines in more than 95 countries.

Established in 2000, Radionet is a leading provider of municipal wireless Hotzones, community networks, mobile broadband solutions for industrial applications, such as ports, mines and public transport, and link solutions for wireless backhaul and enterprises. Radionet's environmentally-robust product portfolio, operating in unlicensed frequency bands using IEEE802.11 a/b/g Wi-Fi standards, delivers high performance connectivity with built-in bandwidth management and advanced security features.

The Radionet product architecture includes network and subscriber management capabilities and Radionet's patented "MageIP"™ technology allows roaming within Hotzones, offering seamless mobility between access points and subnets in a wireless network.

With its headquarters in Espoo, Finland, Radionet operates through a network of certified

distributors, value added resellers and systems integrators in Europe, the Middle East and the Americas.

In a broadband metrozone environment, Airspan believes that a mixture of WiMAX and Wi-Fi technologies will provide the most flexible combination of access and backhaul for IP-based based voice and data services. By acquiring Radionet, Airspan will be able to integrate its WiMAX and i-Tone products with Radionet's Wi-Fi technologies in a mesh-like architecture that will allow Airspan to offer such combined systems on a turnkey, fully integrated basis, for both licensed and unlicensed frequency applications. Additionally, Airspan intends to leverage its worldwide sales and distribution network to address the significant growth in demand for stand-alone Wi-Fi Hotzone networks with the Radionet technologies, and to use those technologies as an extension of its wireless enterprise business in such markets as ports, public transport systems and in the mining sector.

"We are very pleased to be able to add the Radionet product portfolio to our current range of products", said Eric Stonestrom, President and CEO of Airspan. "The market for wireless broadband connectivity is expanding rapidly, and a significant part of that growth is coming from agencies and internet service providers seeking the deployment of 802.11-based Hotzone networks. By adding Radionet's expertise and products, Airspan will have the most advanced integrated set of products to meet this important growth area."

Angela Champness, CEO of Radionet, added: "We are very excited about the Airspan acquisition. Many of our customers have asked us for WiMAX products to complement our Wi-Fi system - which we can now offer. Furthermore, Airspan has had many requests from its customers for a Wi-Fi system as an extension to its networks. As one company, we are well positioned to serve these customers and lead this fast-growing market."

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**About Radionet**

Radionet is one of the leading providers of products and technology for large-scale outdoor Wireless Hotzone networks. The company develops solutions for citywide Wireless Hotzones and community networks, mobile broadband solutions for industrial applications such as ports and mines, and link solutions for wireless backhaul and building-to-building links. Radionet operates in 24 countries in Europe, Middle East and Americas through its network of certified distributors, value added resellers and system integrators.

For information, please visit: http://www.Radionet.com/

**About Airspan Networks Inc.**

Airspan Networks provides fixed and wireless voice and data systems and solutions, including Voice Over IP (VoIP). Its wireless products serve operators around the world in both licensed and unlicensed frequency bands between 700 MHz and 6 GHz, including both PCS and 3.5GHz international bands. Airspan has a strong wireless product roadmap that includes offerings compliant with the new WiMAX 802.16-2004 standard, and software upgradeability to 802.16e from the time the WiMAX products are introduced. Airspan is on the Board and a founder member of the WiMAX Forum. The Company has deployments with more than 300 operators in more than 95 countries. Airspan's wireless systems are based on radio technology that delivers excellent area coverage, high security and resistance to fading. These systems can be deployed rapidly and cost effectively, providing an attractive alternative to traditional wired communications networks. Airspan's new iTone VoIP system is a carrier class, turnkey solution that provides carriers with Class 4, Class 5 and IP-Centrex solutions and has a Softswitch and Gateways supporting SIP/H323 and SIP. i-Tone's design provides customers; carriers, next-generation telcos, cellular providers and ITSP with a wide range of solutions with the best price/performance system for IP telephony. Airspan also offers radio planning, network installation, integration, training and support services to facilitate the deployment and operation of its systems. Airspan is headquartered in Boca Raton, Florida with its main operations center in Uxbridge, United Kingdom.

More information on Airspan can be found at http://www.airspan.com

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) a slowdown of expenditures by communication service providers; (ii) increased competition from alternative communication systems; (iii) the failure of our existing or prospective customers to purchase products as projected; (iv) our inability to successfully implement cost reduction or containment programs; (v) a loss of any of our key customers; (vi) our ability to retain our single largest existing customer; and (vii) specific to this press release, Airspan's ability to successfully integrate the operations of Radionet and its products into Airspan. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A for the year ended December 31, 2004. You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. We do not assume any obligation to update any forward-looking statements.

**For Media and Investment inquiries, contact:**
**Airspan Networks:**
Peter Aronstam
Chief Financial Officer
Tel: +1 561 893-8682
Fax: +1 561 893-8671
Email: paronstam@airspan.com